Exhibit 10.34

T H I S  L E A S E   made in duplicate the 23rd day of February, 2005

B E T W E E N:-

BARR’S BAY PROPERTIES LIMITED whose registered office is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (hereinafter called “the Lessor” which expression where the context so admits shall include the person or persons for the time being entitled to the reversion immediately expectant on the determination of the term hereby created) of the one part and PXRE REINSURANCE LTD of 110 Pitt’s Bay Road, Hamilton, Bermuda (hereinafter called “the Lessee” which expression where the context so admits shall include the successors and assigns of the Lessee) of the other part.

NOW THIS DEED WITNESSETH as follows:-

1.          IN CONSIDERATION of the rent hereinafter reserved and of the covenants and conditions on the part of the Lessee hereinafter contained to be observed and performed the Lessor hereby demises unto the Lessee ALL THOSE premises on the entire 2nd, 3rd, 4th, and 5th floors together with the 2nd floor computer room and 2nd floor storage room (together the “demised premises”) of the building known as PXRE House 110 Pitt’s Bay Road, Hamilton, Bermuda (hereinafter called “the said Building”) as more particularly shown on the plan annexed hereto and thereon edged red TO HOLD the same unto the Lessee for a term of 5 (five) years from the 1st January 2005 expiring on the 31st December 2009 YIELDING AND PAYING therefor:-

             (i)           the yearly rent by way of the monthly rental payments payable in advance as outlined in the attached Schedule and so in proportion for any period of less than a year; and

             (ii)          a maintenance fee by way of the monthly payments payable in advance as outlined in the attached Schedule in respect of the maintenance obligations of the Lessor pursuant to Clauses 3(2) -3(4) below.

2.          THE LESSEE HEREBY COVENANTS with the Lessor as follows:

(1)        To pay the said annual rental and other rents and charges hereby reserved and agreed throughout the term hereby granted at the times and in the manner hereinbefore appointed for payment thereof without any deductions whatsoever.

(2)        To pay and indemnify the Lessor against all existing and future rates taxes assessments and out- goings whatsoever payable in respect of the demised premises including but not limited to all Land Tax and Corporation of Hamilton Tax.

(3)        Not to cut maim alter or injure or permit to be cut maimed altered or injured any of the walls or timbers or any other parts of the demised premises nor without the consent in writing of the Lessor to make or suffer to be made any alterations additions or improvements of any kind in or to the demised premises or any part thereof PROVIDED if the Lessor consents in writing to any alterations additions or improvements the Lessee will make good to the satisfaction of the Lessor any damage occasioned thereby and will remove and make good at its own expense any alteration addition or improvement not authorised by the Lessor.

(4)        At all times during the said term to keep the demised premises and all additions thereto in good and substantial repair and condition, fair wear and tear excepted including carpets and any other of the Lessor’s fixtures and fittings.

(5)        To decorate the inside of the demised premises in the last year of the term whenever and howsoever determined.

(6)        Not to use or permit to be used the demised premises for any purposes other than as office premises or for such other purposes with the prior written consent of the Lessor which consent shall not be unreasonably withheld and in particular not to use or permit to be used the demised premises or any part thereof for residential purposes or at any time to sleep or permit anyone to sleep on the demised premises.

(7)        Not to do or permit to be done on the demised premises anything which may be or become a nuisance to the Lessor or the tenants of the Lessor or any neighbouring owner or occupier.

(8)        Not to use or permit to be used the demised premises or any part thereof for any noxious offensive noisy dangerous trade or business or to use or permit the same to be used for any vexatious illegal or immoral purposes or to permit any illegal drug or drugs to be taken into the demised premises or any part thereof nor to use or permit to be used the demised premises as a betting shop club place of public entertainment or amusement arcade or for any purpose at any time prohibited by any Government Municipal or other competent authority nor permit or suffer to be held upon the demised premises or any part thereof any sale by public auction.

(9)        Not to exhibit or permit to be exhibited goods or chattels for sale or display or any other purposes or goods packages or rubbish on the walkway or on any pavements adjoining or adjacent to the demised premises nor to allow the same to be obstructed in any way whatsoever or used for packing or unpacking goods AND not to write or permit writing on any of the aforementioned areas.

(10)      Not to keep or permit to be kept on the demised premises any petroleum products or materials of a dangerous or explosive nature or the keeping of which may contravene any Statute Local Regulation or Bye-Law or constitute a nuisance to the occupiers of neighbouring properties.

(11)      Not without the authority of the Lessor to use or permit to be used on the demised premises any machine (other than normal office machinery).

(12)      Not to place any excessive weight or strain on the floors of the demised premises and to repair or pay the cost of repairing any damage which may be caused by a breach of this covenant or of any other damage caused by the Lessee or the servants or agents of the Lessee to any adjoining or neighbouring premises.

(13)      Not to affix or set upon the demised premises or any part thereof or allow to be set or affixed thereon any bills advertisements signs billboards placards or skysigns of any description PROVIDED ALWAYS that the Lessee shall have the right to exhibit the trading name and the type of business of the Lessee on the exterior of the demised premises.

(14)      Not at any time during the said term to assign underlet or part with the possession of the demised premises or any part thereof without the previous consent in writing of the Lessor.  If the Lessee is desirous of assigning or underletting the whole of the demised premises as aforesaid it shall first offer to surrender the same to the Lessor in writing and the Lessor may within twenty-one (21) days after the service of such notice upon the Lessor accept such offer upon such terms as the Lessor and Lessee shall agree such acceptance to be in writing and without prejudice to all rights and remedies of the Lessor in respect of any breach of covenant by the Lessee and if the Lessor shall not accept such surrender within twenty-one (21) days as aforesaid it shall be deemed to have been rejected.

(15)      To permit the Lessor with or without workmen and others at reasonable times and upon reasonable notice except in case of emergency to enter upon and examine the demised premises and thereupon the Lessor may serve upon the Lessee notice in writing specifying any repairs necessary to the demised premises and require the Lessee forthwith to execute the same and if the Lessee does not within one (1) month after the service of such notice proceed diligently with the execution of such repairs then to permit the Lessor to enter upon the demised premises and execute such repairs and the cost thereof shall be a debt due to the Lessor from the Lessee recoverable forthwith by action.

(16)      To permit the Lessor its servants or agents at reasonable times and after prior written notice except in case of emergency to enter upon the demised premises in connection with the examination repair maintenance development or alteration of any adjoining or neighbouring premises or anything serving the same  and running through the demised premises or to comply with any requirements of any competent authority the Lessor exercising such right in a reasonable manner and making good any damage caused to the demised premises.

(17)      If the Lessee has not exercised the option to renew hereinafter contained then to permit the Lessor or its Agents and their respective employees during the period of six (6) calendar months immediately preceding the expiration or sooner determination of the said term to affix boards of reasonable dimensions to conspicuous parts of the demised premises to be agreed between the parties announcing that the demised premises are due to be let or sold and at all reasonable times by appointment to show all intending tenants or purchasers over the demised premises.

(18)      To comply at all times and in all respects during the term with all Acts Regulations Bye-Laws Orders whether made by Government Municipal or other competent body or authority and to comply with conditions imposed thereby insofar as the same relate to or affect the demised premises and to do all such works as may be directed to be done in respect of the demised premises whether by the owner or the occupier thereof and at all times to indemnify and keep indemnified the Lessor against any breach non-performance or non-observance of any Act Regulation Bye-Law or Order and repay to the Lessor any costs charges or expenses incurred by the Lessor in respect of any such Acts Regulations Bye-Laws or Orders.

(19)      Not to obstruct any window or light belonging to the demised premises and to give immediate notice to the Lessor if any easement affecting the demised premises which shall come to the notice of the Lessee shall be made or attempted to be made and at the Lessor’s request and cost to adopt such measures as may be reasonably required to prevent the same.

(20)      To be responsible for and to indemnify the Lessor against the cost of all damage occasioned to the demised premises or any adjacent or neighbouring premises and against all actions costs claims demands and liabilities whatsoever in respect of injury or damage to person or property due to or arising from the act neglect or default of the Lessee or any servants agents licensees or invitees of the Lessee.

(21)      At the expiration or sooner determination of the said term quietly to yield up unto the Lessor the demised premises in good and substantial repair and condition and decorated as aforesaid.

3.          THE LESSOR HEREBY COVENANTS with the Lessee as follows:-

(l)         That the Lessee duly and punctually paying the rents hereinbefore reserved and performing and observing the covenants on the Lessee’s part and conditions hereinbefore contained may subject as aforesaid peacefully and quietly possess and enjoy the demised premises during the term hereby granted without any lawful interruption by the Lessor or any person or persons lawfully claiming under the Lessor.

(2)        To insure and keep the said Building during the term hereby granted insured in the joint names of the Landlord and Tenant under a comprehensive policy of insurance against inter alia loss or damage by fire explosion lightning earthquake impact hurricane riots strikes malicious damage storm and tempest bursting and overflowing of water tanks apparatus and pipes and such other risks as the Lessor may from time to time consider necessary in an insurance office of repute in the full reinstatement value thereof as determined by the Lessor for the time being together with the architects and quantity surveyors rebuilding fees at the current scale for the time being and in respect of not less than two (2) years’ rent for the same building and make all payments necessary for the above purposes within seven (7) days after the same respectively became payable and to produce to the Lessee on demand the policy or policies of such insurance and the receipt for every such payment, and at the request of the Lessee to have its interest noted thereon.

(3)        In the event that the demised premises or any part thereof is destroyed or damaged as aforesaid to rebuild and reinstate the same and it is hereby agreed that any monies received in respect of such insurance shall be applied so far as the same extends in rebuilding or reinstating the demised premises in accordance with the planning and development schemes of any competent authority then affecting the same and if the monies received under such policy or policies of insurance is insufficient for the full and proper rebuilding and reinstatement of the demised premises then to make up any deficiency.

(4)        To keep and repair the structure and exterior of the said Building including the main structure foundations footings external walls and external wood and iron work and joists roofs and canopies repainting renewing and repairing when necessary.

4.          PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED  as follows:

(1)        Whenever the said rents hereby reserved shall be in arrear and unpaid for twenty-one (21) days next after the same shall have become due (whether or not any formal or legal demand therefor shall have been made) and if and whenever there shall have been a breach or non-observance by the Lessee of any of the covenants or obligations on its part to be performed hereunder or if the Lessee or any assignee of the Lessee being an incorporated company shall enter into liquidation whether voluntary or compulsory (except by way of reconstruction or amalgamation) then and in any such case it shall be lawful for the Lessor to enter into and upon all or any part of the demised premises and in the name of the whole to re-enter and thereupon this present demise shall absolutely determine and become void but without prejudice nevertheless to any right of action or remedy of the Lessor in respect of any antecedent breach by the Lessee of any of the covenants on its part hereinbefore contained.

(2)        If the Lessee is desirous of taking a new lease of the demised premises after the expiration of the term hereby granted he shall by notice in writing served upon the Lessor in accordance with the provisions hereinafter contained not less than six (6) calendar months before the expiration of the said term (as to which time will be of the essence) notice of such desire then the Lessor shall on or before the expiration of the term hereby granted if there is then no subsisting breach of any of the Lessee’s covenants under this present lease at the cost of the Lessee grant to the Lessee a new lease of the demised premises for a further term of 5 (five) years to commence from and after the expiration of the term hereby granted at an annual rent to be agreed between the parties (both acting reasonably and in good faith) and in default of agreement the matter shall be resolved pursuant to Clause 4(4) below such new rent to be payable by equal monthly instalments in advance and subject to the same covenants and conditions as in this present lease reserved and contained this present covenant including this provision for renewal  provided that the Tenant shall have no further rights of renewal and the number of renewals of this Lease shall be limited to a maximum of two (2).

(3)        If the demised premises or any part thereof are at any time during the term destroyed or damaged by fire or other inevitable accident so as to become unfit for habitation and use and any policy or policies of insurance effected by the Lessee have not been vitiated or payment of the policy monies refused in whole or in part in consequence of any act or default of the Lessee or any servant of the Lessee or any person in or on the demised premises with the Lessee’s permission expressed or implied the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the demised premises are again rendered fit for habitation and use or the period of two years (which ever is the sooner) PROVIDED HOWEVER if the Building and/or the demised premises are not reinstated within the period of two years from the date of damage or destruction then at any time after the two year period either party may terminate this Lease on giving written notice to the other and this Lease shall terminate on the delivery of such notice without prejudice to any antecedent claim of either party against the other.

(4)        Any dispute concerning the rent to be paid on renewal or the rent to be paid in the event of the premises being damaged or destroyed so as to be unfit for occupation shall be determined by arbitration in accordance with the Arbitration Act, 1986 or any statutory modification or re-enactment thereof.

(5)        Any notice to be served by either party hereunder or under the general law relating hereto shall be in writing and shall be properly served if sent by prepaid registered mail addressed to the principal place of business in Bermuda of the party being served and shall be deemed to be delivered on the fifth (5th) day after the envelope containing the same shall have been entrusted to the care of the postal authorities.

IN WITNESS WHEREOF the parties to these presents have hereunto set their hands and seals or caused their Common Seals to be affixed (as the case may be) the day and year first above written.
THE COMMON SEAL OF	)	/s/ R. John Wight
BARRS BAY PROPERTIES LIMITED	)	Director
was hereto affixed in the presence of:-)

/s/ Rosalie Rickaide

THE COMMON SEAL OF	)	/s/ Robert P. Myron
PXRE REINSURANCE LTD.	)	Chief Financial Officer
was hereto affixed in the presence of:-)

/s/ Cathy McNiven